EXHIBIT 99.1

Pardes Biosciences Reports First Quarter 2022 Financial Results
and Provides Business Update

CARLSBAD, Calif. May 10, 2022 (GLOBE NEWSWIRE) – Pardes Biosciences, Inc. (NASDAQ: PRDS), a clinical-stage biopharmaceutical company developing PBI-0451 as a potential stand-alone novel direct-acting, oral antiviral drug candidate for the treatment and prevention of SARS-CoV-2 infections and associated diseases (i.e., COVID-19), today reported financial results for the first quarter ended March 31, 2022 and provided a business update.

Recent Corporate Highlights

•
Announced FDA clearance of IND application for PBI-0451: In January 2022, the United States Food and Drug Administration (FDA) cleared Pardes’ Investigational New Drug (IND) application for PBI-0451.
•
Presented preclinical and clinical updates for PBI-0451 at multiple international scientific conferences: In February 2022, Pardes presented data at the 29th Conference on Retroviruses and Opportunistic Infections (CROI) 2022. In March 2022, Pardes presented data at the 35th International Conference on Antiviral Research (ICAR) 2022.
•
Appointed Thomas G. Wiggans to CEO and Chairman of the Board: In March 2022, Pardes appointed Thomas G. Wiggans to assume the role of Chief Executive Officer and Chair of the Board of Directors. Mr. Wiggans brings over 40 years of biopharmaceutical industry experience, including over 25 years in chief executive leadership roles.

First Quarter 2022 Financial Results
Pardes reported a net loss of $21.4 million for the quarter ended March 31, 2022, as compared to a net loss of $4.5 million for the quarter ended March 31, 2021. The net loss was driven by an increase in research and development expenses, as well as increased costs related to the infrastructure needed to support Pardes’ growth and transition to operating as a public company.

Research and development expenses were $13.2 million for the quarter ended March 31, 2022, compared to $3.4 million for the quarter ended March 31, 2021, an increase of $9.8 million. The increase was due to an increase in program costs related to advancing PBI-0451 into clinical studies, and increased personnel costs, including non-cash stock-based compensation, recruiting fees and overhead expenses.

General and administrative expenses were $8.2 million for the quarter ended March 31, 2022, compared to $1.1 million for the quarter ended March 31, 2021, an increase of $7.1 million. The increase was due to increased personnel costs, including non-cash stock-based compensation, increased costs associated with being a public company, including directors and officers insurance and audit fees, and increased professional fees related to legal, pre-commercial planning, consulting and recruiting services.

Pardes’ cash and cash equivalents as of March 31, 2022 were $247.9 million compared to $268.7 million as of December 31, 2021. The company expects that the cash and cash equivalents it had on hand as of March 31, 2022 will be sufficient to fund operating expenses and capital expenditures into the second half of 2023.

About Pardes Biosciences, Inc.

Pardes Biosciences is a clinical-stage biopharmaceutical company created to help solve pandemic-sized problems, starting with COVID-19. We are applying modern reversible-covalent chemistry as a starting point to discover and develop novel oral drug candidates. For more information, please visit www.pardesbio.com.

About PBI-0451

PBI-0451 is an orally administered direct-acting antiviral (DAA) that inhibits the coronavirus (CoV) main protease (Mpro), including SARS-CoV-2 that causes COVID-19. Inhibition of Mpro prevents the liberation and assembly of the viral replication complex within infected cells that is required to produce more viral RNA and virions. Safety and pharmacokinetic (PK) data from the first-in-human study (Study PBI-0451-0001, NCT 05011812) support that PBI-0451, administered twice daily (BID) as a stand-alone agent, has the potential to yield substantial antiviral activity against SARS-CoV-2 clinically. This is supported by favorable tolerability and safety data from oral administration of PBI-0451.

Availability of Other Information about Pardes Biosciences

Pardes Biosciences intends to use the Investors page of its website (https://ir.pardesbio.com) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Pardes Biosciences’ Investors website, in addition to following Pardes’ press releases, Securities and Exchange Commission (SEC) filings, public conference calls, presentations and webcasts.

Forward Looking Statement

This press release contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When or if used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will,” and similar expressions and their variants, as they relate to Pardes, may identify forward-looking statements. All statements that reflect Pardes’ expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the company’s future financial or business performance, conditions, plans, prospects, trends or strategies and other financial and business matters, including expectations that its current cash and cash equivalents on hand as of March 31, 2022 will be sufficient to fund operating expenses and capital expenditures into the second half of 2023; the company’s current and prospective product candidates; and the planned timing and conduct of the company’s clinical trial programs for its product candidates. Forward-looking statements reflect Pardes’ current beliefs, expectations, and assumptions regarding the future of its business, its future plans and strategies, its development plans, its preclinical and clinical results, future conditions and other factors Pardes believes are appropriate in the circumstances. Although Pardes believes the expectations and assumptions reflected in such forward-looking statements are reasonable, Pardes can give no assurance that they will prove to be correct. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause Pardes’ actual activities and results to differ materially from those expressed in any forward-looking statement. Such risks and uncertainties include, but are not limited to: (i) risks and uncertainties related to Pardes’ ability to advance, obtain regulatory approval of and ultimately commercialize its product candidates; (ii) the timing and results of preclinical studies and clinical trials; (iii) Pardes’ ability to maintain financial resources necessary to continue its clinical trials, fund development goals and fund business operations; (iv) the impact of the COVID-19 pandemic on Pardes’ business, clinical trials, financial condition, liquidity and results of operations; (v) Pardes’ ability to protect its intellectual property and (vi) other risks and uncertainties described under the heading “Risk Factors” in Pardes’ Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Report on Form 10-Q to be filed for the quarter ended March 31, 2022, and other SEC filings. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. The statements in this press release speak only as of the date of this press release, even if subsequently made available by Pardes on its website or otherwise. Pardes disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Investor Contacts:

Patrick O'Brien
pobrien@pardesbio.com

Stephen Jasper

Gilmartin Group

(858) 525-2047

stephen@gilmartinir.com

Select Financial Information:

Pardes Biosciences, Inc.

Condensed Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development	$13,199	$3,445
General and administrative	8,226	1,081
Total operating expenses	21,425	4,526
Other income (expense):
Other (expense) income, net	(15)	3
Net loss	$(21,440)	$(4,523)
Net loss per share - basic and diluted	$(0.38)	$(6.19)
Weighted-average number of common shares —basic and diluted	57,039,069	731,174

Pardes Biosciences, Inc.

Condensed Balance Sheets

(Unaudited)

(In thousands)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$247,919	$268,678
Prepaid expenses and other current assets	7,225	6,581
Total current assets	255,144	275,259
Total assets	$255,144	$275,259
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,366	$2,385
Accrued expenses	6,397	6,580
Total current liabilities	8,763	8,965
Total liabilities	8,763	8,965
Stockholders' equity:
Common stock	6	6
Additional paid-in capital	319,339	317,812
Accumulated deficit	(72,964)	(51,524)
Total stockholders' equity	246,381	266,294
Total liabilities and stockholders' equity	$255,144	$275,259